QuickLinks -- Click here to rapidly navigate through this document

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 20, 2003

MAGNA ENTERTAINMENT CORP. (Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)
000-30578 (Commission File Number)	98-0208374 (I.R.S. Employer Identification No.)

337 Magna Drive, Aurora, Ontario, Canada (Address of Principal Executive Offices)	L4G 7K1 (Zip Code)

(905) 726-2462 (Registrant's Telephone Number, Including Area Code)

Not Applicable (Former Name or Former Address, if changed since Last Report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

On May 20, 2003, the Registrant entered into an agreement to sell U.S.$100 million aggregate principal amount of its 8.55% Convertible Subordinated Notes due June 15, 2010 (the "Notes"). The initial purchaser of the Notes has been granted an option, exercisable until June 16, 2003, to purchase up to U.S.$50 million aggregate principal amount of additional Notes.

Closing is scheduled for June 2, 2003, subject to the satisfaction or waiver of customary conditions in the purchase agreement.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits
Exhibit 99	Copy of Registrant's press release dated May 20, 2003.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGNA ENTERTAINMENT CORP. (Registrant)

Date: May 22, 2003.	by:	/s/GARY M. COHN Gary M. Cohn, Secretary

QuickLinks

SIGNATURES